Pall Corporation Announces Resignation of Chief Financial Officer

PORT WASHINGTON, N.Y., December 9, 2014 - Pall Corporation (NYSE:PLL) today announced that Akhil Johri, Chief Financial Officer, has tendered his resignation, effective December 19, 2014, to become Chief Financial Officer of United Technologies Corp. (NYSE:UTX). The Company is currently evaluating its succession options.

"We thank Akhil for his service to Pall and wish him the very best in his future career," said Larry Kingsley, Chairman and CEO.

About Pall Corporation
Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical fluid management needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation is an S&P 500 company serving customers worldwide. Follow us on Twitter @PallCorporation or visit www.pall.com.

Contact:
R. Brent Jones
Pall Corporation
Senior Vice President Corporate Development & Treasurer
516-801-9871